Exhibit 10.1

FORM OF EMPLOYMENT CONTRACT

BETWEEN: QQJ Inc., a company legally incorporated in the Cayman Islands on the 29th day of July 2021, with its mailing address on the 16th foor, the First Building, Huarui Center, 66 Jianshe First Road, Xiaoshan District, Hangzhou, China, declaring duly authorized, (hereinafter referred to “QQJ”)

AND: [Name of the Officer], [Address of the Officer].

QQJ and [Name of the Officer] hereinafter collectively called “Parties”.

1. PREAMBLE

The preamble is an integral part of this contract.

WHEREAS QQJ requires the services of [Name of the Officer] as [Title and the Position of the Officer];

WHEREAS [Name of the Officer] agreed to provide QQJ his full-time services as [the Position of the Officer];

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2. PURPOSE

2.1 Services

[Name of the Officer] agrees to assume full-time for QQJ (minimum of forty (40) hours per week) the role of CEO during the entire duration of the contract;

2.2 Term

This contract is for an initial term of 36 months (From [   ] to [   ]) renewable for an additional period of 36 months unless either party terminates it in writing at least three (3) months before the expiration of the initial term;

3. CONSIDERATION

3.1 Service Awards

In consideration of the provision of services, QQJ to pay [Name of the Officer], as compensation;

The gross amount of RMB [    ] annually is calculated at the rate of twelve (12) equal monthly installments consecutively of RMB [    ] each, less withholding taxes applicable.

3.2 Expenditure incurred

QQJ will reimburse [Name of the Officer] all reasonable expenses incurred in connection with this Agreement, upon presentation of appropriate documentation;

3.3 Terms and conditions of payment

3 .3.1 The price payable by QQJ to [Name of the Officer] is as follows:

3.3.2 The sum of RMB [    ] shall be paid on the 1st of each month from [   ].

3.3.3 Expenses will be reimbursed on presentation of an expense account on the 24th of each month.

4. SPECIAL PROVISIONS

4.1 Obligations of QQJ

QQJ agrees and undertakes to [Name of the Officer] as follows:

QQJ to bring [Name of the Officer] collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

4.2 Obligation to [Name of the Officer]

[Name of the Officer] agrees and undertakes to QQJ to the following:

The services must be made full time in a professional manner, according to the rules generally accepted by industry.

4.3 Commitment to confidentiality and nondisclosure

[Name of the Officer] recognizes that certain disclosures to be provided by QQJ have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this Contract and for a period of 36 months following the end of it, [Name of the Officer] is committed to QQJ to:

a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

4.4 Exclusivity of service provider

During the term of this Contract and for a period of 36 months following the end of it, [Name of the Officer] is committed to QQJ not render services to or for direct or indirect competitors of QQJ.

4.5 Responsibilities

4.5.1 Assist decision-makers in formulating the company’s development strategy.

4.5.2 Assist the President / General Manager in developing business plans, and coordinate functional departments deploy and implement business plan;

4.5.3 Collect internal and external information as well as relevant market information, analyze and coordinate business development;

4.5.4 Assist the President / General Manager in guiding, supervising, managing and implementing all work and tasks;

4.5.5 Preside the office meeting, check, supervise and coordinate the work progress of various functional departments, coordinate and guide the work of the Department Managers;

4.5.6 Deal with and coordinate daily affairs and public affairs;

4.5.7 Take full responsibility of the group’s operations management and brand promotion.

4.6 Relationship between the parties

Neither party may bind the other in any way whatsoever to anyone, except in accordance with the provisions of this contract.

4.7 Representations and Warranties [Name of the Officer]

[Name of the Officer] represents and warrants to QQJ that:

a) he has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

b) he has the expertise and experience required to execute and complete the its obligations under this contract;

c) he will make services efficient and professional manner, according to the rules generally accepted by industry;

4.8 Termination of Contract

Either party may terminate this contract at any time, upon presentation of a 60 days notice given to the other party. Amounts due and options purchases of shares will be delivered when calculated on a pro-rata to the time elapsed since the last payment or the last delivery of stock options.

5. GENERAL PROVISIONS

Unless specific provision to the contrary in this Agreement, the following provisions apply.

5.1 Force Majeure

Neither party can be considered in default under this contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

5.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

5.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

5.4 Titles

The headings used in this contract are only for reference and convenience only. They do not affect the meaning or scope of the provisions they designate.

5.5 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Agreement shall in no way be construed as a waiver of such right or remedy.

5.6 Rights cumulative and not alternative

All the rights mentioned in this Agreement are cumulative and not alternative. The waiver of a right should not be construed as a waiver of any other right.

5.7 Totality and entire agreement

This contract represents the full and entire agreement between the parties. No statement, representation, promise or condition not contained in this agreement can and should be allowed to contradict, modify or affect in any manner whatsoever the terms thereof.

5.8 Contract Amendment

This contract may be amended only by a writing signed by all parties.

5.9 Gender and Number

All words and terms used in this agreement shall be interpreted as including the masculine and feminine and singular and plural as the context or meaning of this contract.

5.10 Assignable

Neither party may assign or otherwise transfer to any third party or of his rights in this contract without the prior written permission of the other party to that effect.

5.11 Computation of time

In computing any period fixed by the contract:

a) the day that marks the starting point is not counted, but the terminal is;

b) non-juridical days (Saturdays, Sundays and holidays) are counted;

c) when the last day is not legal, the deadline is extended to the next juridical day.

5.12 Currencies

All sums of money under this contract refer to Chinese currency.

5.13 Applicable Laws

This contract is subject to the laws of the People’s Republic of China.

5.14 Election of domicile

The parties agree to elect domicile in the judicial district of Hangzhou, Zhejiang, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, performance, the entry into force, validity and effect of this contract.

5.15 Copies

When initialed and signed by all parties, each copy of this contract shall be deemed an original, but these examples do not reflect all one and the same agreement.

5.16 Scope of Contract

This contract binds the parties and their successors, heirs and assigns, respectively.

5.17 Solidarity

If a party consists of two or more persons, they are forced and severally liable to the other party.

5.18 Time is of Essence

If a party must fulfill an obligation under this contract within a specified time, the passage of time will effectively be part of this notice.

6. EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force on October 1st, 2021.

SIGNED BY Two (2) copies,

IN THE CITY OF Hangzhou, Zhejiang PROVINCE,

DATED:

QQJ Inc.

[Name of the Officer]